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                 [PROVIDENTMUTUAL LIFE AND ANNUITY LETTERHEAD]

                                                                    (Exhibit 3)


                                           April 28, 1997



Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE  19713


Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-10321) for the Providentmutual Variable Life Separate Account.

                                            Very truly yours,


                                            /s/ M. DIANE KOKEN
                                            -------------------
                                            M. Diane Koken
                                            Legal Officer & Secretary


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